EXECUTIVE MANAGEMENT AGREEMENT

THIS AGREEMENT (the "Agreement") dated November 25, 2014 and effective as of January 1, 2015 (the “Effective Date”), is entered into between Cannabis Science, Inc., a Nevada Corporation, with its principal registered address of 6946 North Academy Blvd Suite B #254, Colorado Springs, Colorado 80918 USA email:  raymond@cannabisscience.com (the “Company” or “CBIS”) and Chad S. Johnson with address of 1754 Willard Street NW #3, Washington, DC 20009 email:  chad.johnson@cannabisscience.com (hereinafter referred to as the “Executive”) in connection with the provision of the Executive’s services to the Company.  The Company and the Executive may be referred to herein as the "Parties" or each as a "Party".

WHEREAS:

A.

The Company is in the business of developing, manufacturing, marketing, and distributing legal cannabinoid-based and other products, particularly pharmaceutical products, worldwide;

B.

The Executive is currently a director and officer of the Company with a management agreement, as amended, and this Agreement will supersede the prior management agreement with the Company.

C.

The Company wishes to engage the services of the Executive to serve as Director, COO and General Counsel, and additional roles already existing in the Company including committees, subsidiaries and affiliates, using best efforts in the mission to further the interests of the Company; and

D.

The Company and the Executive have agreed to enter into an executive management agreement for their mutual benefit.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

ENGAGEMENT AS EXECUTIVE

1.1

The Company, meant throughout this Agreement to mean the Company's governing body or Board of Directors, hereby engages the Executive to continue to undertake the duties and titles of Director, COO, General Counsel, Secretary, and various other positions with committees, subsidiaries and affiliates as are already effective, and the Executive agrees to exercise those powers on a best efforts basis on behalf of the Company, (collectively the “Services”) and the Executive accepts such engagement on the terms and conditions set forth in this Agreement.

2.

TERM OF THIS AGREEMENT

2.1

The term of this Agreement shall begin as of the Effective Date and shall continue for five (5) years or until terminated earlier pursuant to Sections 10, 11 and 12 herein (the “Term”).  Any renewal period for this Agreement shall be at the sole discretion of the Company along with the renewal term including any compensation for services during the renewal term.

3.

EXECUTIVE SERVICES

3.1

The Executive shall undertake and perform the duties and responsibilities commonly associated with acting in the capacities of defined or listed in Section 1.1.  The Executive agrees that his duties may be reasonably modified at the Company’s and the Executive’s mutual agreement from time to time.

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3.2

In providing the Services the Executive shall:

  comply with all applicable local, state, provincial, national and federal statutes, laws and regulations;
  not make any misrepresentation or omit to state any material fact which results in a misrepresentation regarding the business of the Company;
  not disclose, release or publish any information regarding the Company without the prior written consent of the Company; and
  not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Company shall be required to pay any monies or other consideration without the Company's prior written consent as provided by the Company's Board of Directors.

4.

EXECUTIVE COMPENSATION

4.1

Fees.  As monthly compensation for the provision of the Services, the Company shall pay the Executive or his assigns fifteen thousand dollars ($15,000.00) or an equivalent dollar amount of Company S-8 free trading common shares to the Executive, the choice of cash or S-8 shares to be at the sole discretion of the Company (the Executive preferring cash payments) and may at the Company's sole discretion make payments on a quarterly basis rather than a monthly basis for administrative ease. In the event of material non-payment, the Executive shall have the right to terminate the Services pursuant to Section 12.

4.2

Shares.  As further compensation for the provision of the Services, the Company shall pay to the Executive three million five hundred thousand (3,500,000) newly issued fully paid and earned S-8 free-trading shares of Company common stock and to the Executive or his assigns five million (5,000,000) newly issued fully paid and earned Rule 144 restricted shares of Company common stock, par value $0.001 per share, on January 1, 2015, priced at the closing of the last trading day of 2014, and each successive January 1st for the duration of this Agreement the Company shall pay to the Executive two million five hundred thousand (2,500,000) newly issued fully paid and earned S-8 free-trading shares of Company common stock and to the Executive or his assigns three million (3,000,000) newly issued fully paid and earned Rule 144 restricted shares of Company common stock, par value $0.001 per share, priced at the closing of the last trading day of the prior year.  In the event of activation/issuance of any additional classes of Company shares other than preferred/control shares, the Executive shall have the right to a similar value of annual shares of such other class as provided in this Section at the Executive's sole discretion.  In the event of termination by the Company, half of all the unissued future shares contemplated in this Agreement will be issued to the Executive, fully vested, earned and paid as of the termination date.

4.3

Options.  The Company commits to the establishment of an incentive options program in the first two quarters of 2015 for its directors and officers, which will include the Executive.

4.4

Performance Bonus. As further compensation based on job performance, product development and branding, product sales, achievement of project or operational milestones, the Company is committed to providing an additional bonus schedule for the Executive on a semi-annual basis in the form of stock, options, or cash payments at the discretion of the Company.

5.

EXECUTIVE EXPENSES AND DEVELOPMENT COSTS

5.1

The Parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by the Executive on the Executive’s own behalf pursuant to this Agreement including but not limited to the costs of rendering the Services.  Notwithstanding the foregoing, the Company shall reimburse the Executive for any bona fide expenses such as Company travel, lodging, meals and events, and telephone incurred by the Executive on behalf of the Company in connection with the provision of the Services provided that the Executive submits to the Company an itemized written account of such expenses and corresponding receipts of purchase in a form acceptable to the Company after the Executive incurs such expenses.  However, the Company shall have no obligation to reimburse the Executive for any single expense in excess of $5,000 or $10,000.00 in the aggregate without the express prior written approval of the Company’s Board of Directors.

6.

CONFIDENTIALITY

6.1

The Executive shall not disclose to any third party without the prior consent of the Company any financial or business information concerning the business, affairs, plans and programs of the Company its Directors, officers, shareholders, employees, or Executives (the "Confidential Information").  The Executive shall not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Executive is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.  As a material inducement to the Company entering into this Agreement, the Executive shall, at the Company’s request, execute a confidentiality and non-disclosure agreement in a form mutually agreed upon by the Company and the Executive.

7.

GRANTS OF RIGHTS AND INSURANCE

7.1

 The Executive agrees that the results and proceeds of the Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under the Canadian law or a work-made-for-hire under the United States law and all other comparable international intellectual property laws and conventions.  All intellectual property rights and any other rights which the Executive may have in and to any work, materials, or other results and proceeds of the Services hereunder shall vest irrevocably and exclusively with the Company and are otherwise hereby assigned to the Company as and when created.  The Executive hereby waives any moral rights of authors or similar rights the Executive may have in or to the results and proceeds of the consulting Services hereunder.

7.2

The Executive retains the right of prior approval of any public statements or publications by the Company using the Executive's name, such as press releases and website pages.

7.3

The Company shall have the right to apply for and take out, at the Company's expense, life, health, accident, or other insurance covering the Executive, in any amount the Company deems necessary to protect the Company's interest hereunder.  The Executive shall not have any right, title, or interest in or to such insurance.

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8.

REPRESENTATIONS AND WARRANTIES

8.1

The Executive represents, warrants and covenants to the Company as follows:

(a)

The Executive is not under any contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of the Services hereunder or any other rights of the Company hereunder;

(b)

The Executive is not under any physical or mental disability that would hinder the performance of her duties under this Agreement; and

(c)

The Company will provide and disclose all legal and commercial information to the Executive that is necessary to perform Executive’s duties.

9.

INDEMNIFICATION

9.1

Each Party shall indemnify and hold harmless the other Party, its partners, financiers, parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, attorneys, auditors, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach by the Party of any representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Party.

10.

 NO OBLIGATION TO PROCEED.

10.1

Nothing herein contained shall in any way obligate the Company to use the Services hereunder or to exploit the results and proceeds of the Services hereunder; provided that, upon the condition that the Executive is not in material default of the terms and conditions hereof, nothing contained in this section 10.1 shall relieve the Company of its obligation to deliver to the Executive the Compensation.  All of the foregoing shall be subject to the other terms and conditions of this Agreement (including, without limitation, the Company’s right of termination, disability and default).

11.

RIGHT OF TERMINATION.

11.1

The Company and the Executive shall each have the right to terminate this Agreement at any time in its sole discretion by giving not less than one hundred twenty (120) days' written notice consistent with Section 12 below. Upon termination of this Agreement the Executive shall continue to work with the Company to fulfill the obligations of this Agreement during the notice period and this period will be paid for per terms of this Agreement.

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12.

DEFAULT/BREACH

12.1

No act or omission of the Company hereunder shall constitute an event of default or breach of this Agreement unless the Executive shall first notify the Company in writing setting forth such alleged breach or default and the Company shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure).  No act or omission of the Executive hereunder shall constitute an event of default or breach of this Agreement unless the Company shall first notify the Executive in writing setting forth such alleged breach or default and the Executive shall cure said alleged breach or default within 10 days after receipt of such notice (or commence said cure within said ten days if the matter cannot be cured in ten days, and shall diligently continue to complete said cure).  Either Party may terminate the Agreement if there is an event of default or breach of this Agreement that the other Party does not cure or attempt to cure pursuant to the clear intent of this Section.

13.

COMPANY'S REMEDIES.

13.1

The services to be rendered by the Executive hereunder and the rights and privileges herein granted to the Company are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, it being understood and agreed that a breach by the Executive of any of the provisions of this Agreement shall cause the Company irreparable injury and damages.  The Executive expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach hereof the Executive.  Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which the Company may have in the premises for damages or otherwise.

14.

INDEPENDENT CONTRACTORS.

14.1 Nothing herein shall be construed as creating a partnership, joint venture, or master-servant relationship between the Parties for any purpose whatsoever.  Except as may be expressly provided herein, neither Party may be held responsible for the acts either of omission or commission of the other Party, and neither Party is authorized, or has the power, to obligate or bind the other Party by contract, agreement, warranty, representation or otherwise in any manner except by agreement the Company's Board of Directors.  It is expressly understood that the legal relationship between the Parties is one of independent contractors.

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15.

MISCELLANEOUS PROVISIONS

(a)

Time.  Time is of the essence of this Agreement.

(b)

Presumption.  This Agreement or any section thereof shall not be construed against any Party due to the fact that said Agreement or any section thereof was drafted by said Party.

(c)

Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

(d)

Further Action.  The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(e)

Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

(f)

Assignment. The Company and the Executive may assign this Agreement only with the prior written consent of the other Party.

(g)

Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, and emailed to, the Party to be notified.  Notice to each Party shall be deemed to have been duly given upon delivery, personally or by courier, to the physical and email addresses of the other Party at that Party's physical and email addresses provided on page one (1) of this Agreement, which may be updated over time with at least ten days written notice, to the other Party.

(h)

Entire Agreement.  This Agreement contains the entire understanding and agreement among the Parties.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This Agreement may be amended only in writing signed by all Parties.  This Agreement supersedes prior management and/or consulting agreements with the Company and the Executive.

(i)

Waiver.  A delay or failure by any Party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(j)

Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Counterparts expressly may include electronic counterparts with electronic signatures transmitted through electronic means.

(k)

Successors.  The provisions of this Agreement shall be binding upon all Parties, their successors and permitted assigns.

(l)

Counsel.  The Parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

(m)

 Additional Provisions.  The Parties agree that the Executive shall serve as a manager of the Company's affiliate, Michigan Green Technologies LLC, and as an executive of any joint venture formed between the Company and Unistraw of Singapore with operations in India.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

CANNABIS SCIENCE, INC.

/s/ Raymond C. Dabney

________________________________________________

Raymond C. Dabney, President/CEO/Director/Co-Founder

/s/ Chad S. Johnson

_____________________________________________________

Chad S. Johnson, Esq., COO/Director/Secretary/General Counsel

EXECUTIVE:

By:

/s/ Chad S. Johnson

_______________________________

Chad S. Johnson

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